ASSET PURCHASE AGREEMENT

         This Agreement is dated this 14th day of July, 1998, by and between Odyssey Pictures Corporation, a Nevada corporation ("Odyssey" or "Purchaser") and KimonMediaright Kommanditbolag, a Swedish limited partnership ("Kimon" or "Seller"), and is hereinafter referred to as the "Agreement".

                                        I

                                    RECITALS

         A. The Board of Directors of Odyssey has approved the purchase of the film and video business run by Kimon as contained and described more fully in Exhibit "A" hereto (incorporated herein by this reference). The transfer of the Kimon contract with Hallmark Entertainment must be approved by Hallmark Entertainment before this transaction will be complete and binding.

         B. Seller and Purchaser have reviewed this Agreement and any documents delivered pursuant hereto and have taken such additional steps and reviewed such additional documents and information as deemed necessary to make an informed decision to sell the assets/business above.

         C. Each of the parties hereto desires to make certain representations, warranties and agreements in connection herewith and also to describe certain conditions hereto.

                                       II

                                    AGREEMENT

         Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. Purchase Price and Terms: The purchase price of this transaction is four million five hundred thousand dollars ($4,500,000.00) payable as follows:

         Seller will receive four million five hundred thousand (4,500,000) shares of subordinated convertible preferred shares, Series B, in Purchaser, having a par value of $.10 per share as required by Odyssey's Certificate of Incorporation, but having a value of $1.00 per share for purposes of conversion. Seller shall be able to convert the convertible preferred shares into common stock in Purchaser between June 30, 2000 and December 31, 2000, on the date the conversion notice is received by Purchaser by facsimile, telegram, personal delivery, overnight mail or other transmission. The conversion shall take place on a dollar-for-dollar basis at the average closing ask price for the twenty
(20) trading days prior to conversion. The conversion notice shall be signed by a duly authorized officer of Seller. If the conversion takes place in December of the year 2000, Kimon will receive an extra ten percent premium in the number of common shares it receives in the conversion. Conversion maybe segmented or all-at-once at Seller's option.

         The convertible preferred shares shall be issued in the name of KimonMediaright Kommanditbolag. All sums calculated herein are in United States currency. All securities certificates shall be delivered on the Closing Date herein.

         2. Assets Purchased. The assets purchased hereby are contained within Exhibit "A" to this agreement, which exhibit is incorporated herein by this reference. Title to the assets so purchased shall be transferred from Seller to Purchaser on the date of closing of this transaction.

         3. Private Placement of Restricted Securities: The parties hereto understand and agree that the Odyssey securities purchased hereby are not being offered or sold pursuant to a registration statement under applicable federal and state securities law. There is currently no public market for the securities being transferred hereby and there can be no guarantee from or promise of Odyssey, except as provided in this Agreement, that any such public market will ever develop in the stock of Odyssey. The Odyssey stock being transferred hereby is restricted stock and cannot be re-sold without registration under applicable securities law or pursuant to an exemption from such registration. Therefore, Seller must bear the economic risk of an investment in Odyssey for an indefinite period of time.

                  a. Until (and if) registered under applicable securities laws, the following legend will be placed on the Odyssey shares certificate(s) issued hereby:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE PURCHASER'S COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER'S COUNSEL, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                  THE RIGHT OF THE HOLDER HEREOF TO EFFECT THE PUBLIC SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LIMITED BY A CERTAIN AGREEMENT DATED JUNE 30, 1998 BETWEEN THE ISSUER CORPORATION AND THE ORIGINAL PURCHASER. SAID AGREEMENT IS AVAILABLE FOR INSPECTION IN THE OFFICES OF THE ISSUER CORPORATION.

                  b. Seller represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act and/or is sophisticated as that term is used within Rule 506 of Regulation D and is capable of evaluating the merits and risks of investment in Odyssey securities. Seller is aware that Rule 144 under the Act, to the extent relevant, permits public sale of restricted securities only upon the satisfaction of the conditions of the availability of such rule.

                  c. Seller understands that Odyssey is the only entity which may register the shares purchased hereby for public sale and that Odyssey has no legal obligation to register such shares except as set forth in the Registration Rights Agreements, a copy of which is attached hereto as Exhibit "B", and which the parties hereto shall execute on the Closing Date concurrently herewith.

         4. Financial Statements: Odyssey agrees to supply to Seller its 1996 Annual Report. It will further supply its 1997 10-K and its unaudited financial statements for the calendar quarter preceding the effective date of this Agreement as soon as they are completed.

         5. Effective Date: This Agreement shall be effective immediately upon its execution by all parties hereto.

         6. Closing Date: The closing date of this Agreement shall be when the parties have received notice from Hallmark Entertainment of the assignment of its agreement with Kimon to Odyssey. Purchaser may cancel this Agreement if such notice has not been received by August 15, 1998.

         7. Preference. The convertible preferred shares to be issued to Seller hereunder, designated as Preferred Stock, Series B, shall have a preference on liquidation equal to $1.00 per share, subordinate however to the liquidation preference of the Preferred Stock, Series A, of Odyssey (in an amount not to exceed $500,000.00 plus accruals per the terms of the Series A Preferred Shares, which terms shall not be modified after the date of this Agreement), but senior to all other classes of preferred stock which may hereafter be issued by Odyssey and senior in all cases to Odyssey's common stock.

         8. Other Provisions. Odyssey represents and warrants that pursuant to Rule 144 of the SEC (as presently written) the common shares Seller receives if and when it converts its preferred shares (received as the purchase price for this transaction) shall be immediately free trading and unrestricted (subject to Rule 144 as it would apply to affiliates as applicable), except to the extent of any agreement with an underwriter or governmental authority that may be in place, and as reasonably agreed to in advance by Seller (in the case of underwriter or other non-governmental restrictions).

         Odyssey represents and warrants that it will take all reasonable steps to assist Seller in providing information or consulting services related to encumbrance of the preferred shares owned by Seller

         It is understood and agreed by the parties that this entire agreement is contingent upon Hallmark Entertainment's reasonable and timely approval (on or before the closing date hereof) of the transfer of the Kimon/Hallmark agreement to Purchaser. It is also agreed that Seller will provide financial statements of Kimon for the 12-month period ending June 30, 1998, or, to the extent permitted by the SEC, audited financial statements for such period relating only to the assets being purchased hereunder and the direct operating expenses thereof. Such statements shall be available as soon as is reasonably practical.


                                      III.

                                  BUSINESS PLAN

         1. Management and Services Agreement: A jointly prepared Management and Services Agreement in substantially the same form as attached hereto as Exhibit "C" shall be executed by the parties as soon as is practical, and shall, at that time, replace the current Exhibit "C" and is incorporated herein at that time by this reference.

         2. Rights to Kimon name: From the closing date through December 31, 1998, Purchaser shall have a royalty-free, non-exclusive license for the use of the name "Kimon." Said license is non-transferable and cannot be encumbered in any manner. Violation of this paragraph is ground for immediate revocation of the license by Seller. Purchaser has the option to purchase the name "Kimon" on or before December 31, 1998. The purchase price of the name shall be $250,000.00 (U.S.), payable on December 31, 1998 or within three business days of the date notice of exercise of the option is received by Kimon, whichever date comes first.

         3. Publicity. The parties hereto shall jointly (and reasonably) prepare any publicity or press release related to this Agreement.

         4. Confidentiality. The provisions of this Agreement are confidential and private and not to be disclosed to outside parties without the express, advance consent of all parties hereto or by order of a court of competent jurisdiction. Aggrieved parties may sue for money damages related to a breach of this paragraph.

         5. Internet Joint Venture. The parties shall continue to discuss in good faith the possibility of a joint venture Internet business.

         6. Kimon Audit. Kimon hereby discloses that the Kimon limited partners are currently undergoing an audit related to Kimon by the Swedish Tax Government.

                                       IV.

                     FURTHER REPRESENTATIONS AND WARRANTIES

         1.  Odyssey  makes the  following  representations  and  warranties  to
Seller:

                  a. Odyssey has examined and reviewed this Agreement and any documents delivered pursuant hereto and has taken such additional steps and reviewed such additional documents and matters as Odyssey has deemed necessary.

                  b. That Odyssey is a business corporation in the process of renewing its good standing in the state of Nevada. Odyssey represents and warrants that it will complete or diligently pursue this procedure on or before the closing date of this agreement.

                  c. Odyssey is authorized to issue up to 40,000,000 shares of common stock at a par value of $.01 per share. A total of approximately 5,169,285 common shares are presently outstanding. Odyssey is authorized to issue up to 10,000,000 shares of Preferred Stock at a par value of $.10 per share in one or more series as the Board of Directors of the Company may determine. Currently, there are 500,000 shares of Preferred Stock, Series A, outstanding (plus accruals thereunder of an additional 25,000 shares as of the date hereof). Pursuant to this Agreement, there will be 4,500,000 shares of Preferred Stock, Series B, outstanding on the Closing of this Agreement. There are no other classes of Preferred Stock presently outstanding.

                  d. The Odyssey Board of Directors has the authority to bind Odyssey to this Agreement and to authorize its President and Secretary to execute same.

                  e. Odyssey, its Directors, Officers and Agents, are aware of no government consent required to effectuate this Agreement and are further aware of no conflict of this Agreement with an order of any court or other tribunal or other agreements of Odyssey with third parties or any default in any such orders or agreements with third parties that would conflict with this Agreement.

                  f. That all information requested by Seller relative to this Agreement has been provided in good faith by Odyssey and is complete and accurate to the best of Odyssey's knowledge.

                  g.  That Odyssey owns no operating subsidiaries.

                  h. That Odyssey has a total of 2,622,093 stock options and warrants outstanding or issued at an exercise price ranging from $.625 to $18.96 (copies of which have all been made available to Seller as part of the due diligence disclosure of Purchaser prior to closing), and there are no other ownership rights or ownership encumbrances of any nature not disclosed prior to the close of this transaction to Seller.

                  i. That the financial statements to be provided by Odyssey per paragraph II 3. above will be complete and accurate to the best of Odyssey's knowledge and will not materially deviate from a subsequent audit of the same period.

                  j. From the time of the first discussions between the parties relative to the subject matter of this Agreement up to the Closing Date, except as specifically disclosed herein, there have not been, and shall not be, any transactions by Odyssey other than those in the ordinary course of business except for a convertible note financing transaction with the Augustine Fund, L.P. in the amount of $150,000 (as more fully disclosed by Purchaser in the due diligence process herewith, prior to closing).

                  k. That up through the Closing Date hereof, there are no undisclosed liabilities or known pending events that would have a materially detrimental effect on the operational or financial condition of Odyssey, except as are disclosed to Seller in the due diligence process prior to closing.

                  l. That the Odyssey shares being acquired by Seller herein have not been registered under the Securities Act of 1933, as amended, or under any other federal or state securities laws and are being offered and sold pursuant to an exemption from such registration.

                  m. That Odyssey has had the opportunity to ask questions of and receive answers from Kimon, its Directors, Officers and Agents concerning this Agreement, Kimon's current financial and operational status and has had all such questions asked, if any, responded to their satisfaction.

                  n. Odyssey understands that prior to the Closing Date hereof, Seller will furnish them with any additional information they desire, to the extent Kimon possesses such information or can acquire it without unreasonable expense or effort, necessary to verify any information provided by Kimon at Odyssey's request.

                  o. That all information provided by Odyssey to Seller has been supplied in good faith and is complete and accurate to the best of Odyssey's knowledge.

                  p. That Odyssey is not a party to any litigation or regulatory action or governmental action against or involving it or any other contested matter in any forum or jurisdiction and does not currently expect to be party to any such litigation or regulatory action or governmental action or contested matter against or involving it not disclosed to Seller prior to the close of this transaction.

                  q.  That  the  shares   issued  as   consideration   for  this
transaction will be legal issued, fully paid and non-assessable with no personal liability attaching thereto.

                  r. That Odyssey is in the process of or will file all tax reports and returns required to be filed and will pay all taxes and other charges due or claimed to be owed by all taxing authorities.

                  s. That Odyssey has good and marketable title to all its assets, real and personal, tangible and intangible, including without limitation all assets and properties included within its financial statements. None of these assets and properties are subject to any mortgage, lien, pledge, conditional sale, encumbrance or other charge whatsoever except as disclosed to Seller and Kimon prior to the close of this transaction. No petition in bankruptcy has been filed by or against Odyssey nor has any assignment been made for the benefit of creditors, nor is Odyssey aware of any information that may lead to any of the above events not disclosed to Seller prior to the close of this transaction.

                  t. That Odyssey is not in or about to be in default or in or about to be in arrears on any material Odyssey transaction or obligation except as disclosed to Seller prior to the close of this transaction.

                  u. That Odyssey, its management, employees and agents have not employed any device, scheme or artifice to defraud or engaged in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person or entity in connection with its normal course of business, the sale of its securities or with respect to the provisions of this Agreement.

         2. Kimon makes the following and further representations and warranties to Odyssey herein:

                  a. Kimon has examined and reviewed this Agreement and any documents delivered hereto and have taken such additional steps and reviewed such additional documents and matters as they have deemed necessary.

                  b. That Kimon is a limited partnership in good standing in Sweden.

                  c. That Kimon has the authority to bind itself to this Agreement.

                  d. That Kimon is aware of no governmental consent required to effectuate this Agreement and further that there are no conflicts between this Agreement with an order of any court or other tribunal or other agreements between or among Kimon and/or any other third parties. Kimon is further not aware of any default in any order or agreement between or among Kimon and/or any third parties.

                  e. That Kimon owns no subsidiaries except those disclosed in its financial reports and statements.

                  f. That Kimon has no partnership interest options or warrants outstanding or issued, and there are no other ownership rights or ownership encumbrances of any nature whatsoever pledged, outstanding or issued in or by Kimon and/or Seller except the Kimon partnership interests owned by Seller.

                  g. From the time of the first discussions between the parties relative to the subject matter of this Agreement up to the Closing Date, except as specifically disclosed herein, there have not been, and shall not be, any transactions by Kimon other than those in the ordinary course of business.

                  h. That up through the Closing Date hereof, there are no undisclosed liabilities or known pending events that would have a materially detrimental effect on the operational or financial condition of Kimon.

                  i. That Kimon has had the opportunity to ask questions of and receive answers from Odyssey, its Directors, Officers and Agents, concerning this Agreement, Odyssey's current financial and operational status and Odyssey's proposed plans and operations, and have had all such questions asked, if any, responded to their satisfaction.

                  j. That all information provided by Kimon to Odyssey hereunder has been supplied in good faith and is complete and accurate to the best of Kimon's knowledge.

                  k. That Kimon is not a party to any litigation or regulatory action or governmental action against or involving it or any other contested matter in any forum or jurisdiction and does not currently expect to be party to any such litigation or regulatory action or governmental action or contested matter against or involving it not disclosed to Purchaser prior to the close of this transaction.

                  l. That Kimon has duly filed all tax reports and returns required to be filed thereby and have duly paid all taxes and other charges due or claimed to be owed by all taxing authorities.

                  m. That Kimon has good and marketable title to all its assets, real and personal, tangible and intangible, including without limitation all assets and properties included within its financial statements. None of these assets and properties are subject to any mortgage, lien, pledge, conditional sale, encumbrance or other charge whatsoever. No petition in bankruptcy has been filed by or against Kimon nor has any assignment been made for the benefit of creditors, nor is Kimon aware of any information that may lead to any of the above events. It is understood and agreed by the parties that this entire agreement is contingent upon Hallmark Entertainment's reasonable and timely approval of the transfer of the Kimon/Hallmark agreement to Purchaser.

                  n. That Kimon is not in or about to be in default or in or about to be in arrears on any material Kimon transaction or obligation except as disclosed to Purchaser prior to the close of this transaction.

                  o. That Kimon, its management, employees and agents have not employed any device, scheme or artifice to defraud or engaged in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person or entity in connection with its normal course of business, the sale of its securities or with respect to the provisions of this Agreement.

         3. Survival of Warranties and Representations: The parties hereto agree that all warranties and representations of the parties survive the closing of this transaction.

                                        V

                            MISCELLANEOUS PROVISIONS


         1. Expenses: Each party shall bear its respective costs, fees and expenses associated with the entering into or carrying out its obligations under this Agreement.

         2. Indemnification: Any party, when an offending party, agrees to indemnify and hold harmless the other non-offending parties from any claim of damage of any party or non-party arising out of any act or omission of the offending party arising from this Agreement.

         3. Notices: All notices required or permitted hereunder shall be in writing and shall be deemed given and received when delivered in person or sent by confirmed facsimile, or ten (10) business days after being deposited in the United States mail, postage prepaid, return receipt requested, addressed to the applicable party as the address as follows:

Purchaser:  Odyssey Pictures Corporation, 1601 Elm Street, Suite 4000,
            Dallas, Texas  75201

With a copy to:  Howard J. Kerker, Esq., 600 Madison Ave., 22nd Floor,
                 New York, NY  10022
--------------

Seller: KimonMediaright Kommanditbolag, Danderyd Campus, Morby Centrum, 182 31 Danderyd, Sweden

With a copy to:  Peter J. Wilke, Esq., 11835 W. Olympic Blvd., Suite 1090,
                 Los Angeles, CA  90064
--------------

         4. Breach: In the event of a breach of this Agreement, ten (10) days written notice (from the date of receipt of the notice) shall be given. Upon notice so given, if the breach is not so corrected, the non-breaching party may take appropriate legal action per the terms of this Agreement.

         5. Assignment: This Agreement is assignable only with the written permission of all concerned parties.

         6. Amendment: This Agreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties. All attachments hereto are deemed to be a part hereof.

         7. Interpretation: This Agreement shall be interpreted as if jointly drafted by the parties. It shall be governed by the laws of the State of California and the United States applicable to contracts made to be performed entirely therein.

         8. Enforcement: If a lawsuit is filed to enforce or interpret the terms of this Agreement, the United States District, Central District of California, located in Los Angeles, California shall have jurisdiction and be the proper place of venue. The prevailing party in any such lawsuit shall be entitled to its reasonable attorney's fee and costs. Any judgment of said court shall be enforceable any where in the world. If a portion of this Agreement is declared invalid or void by competent court order, the remainder of this Agreement shall remain in force to greatest degree practical.

         9. Counterparts: This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be considered as valid and binding as original signatures.

         10. Board Approval: Authorizing resolutions of Odyssey and Kimon are attached hereto as exhibits "D" and "E", respectively.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

                                         PURCHASER:

                                         Odyssey Pictures Corporation


                                         ---------------------------
                                         Its President
ATTEST:


-------------------------
Its Secretary






                                     SELLER:

                                     KimonMediaright Kommanditbolag
                                     Svenska Kimon Aktiebolag, General Partner


                                     --------------------------
                                     __________________ of the General Partner

ATTEST:


-------------------------
its:______________________

 Exhibit A -Purchased Assets

 1      Cash and Bank                                 SEK          17 095
 2      Prepaid Expenses and Accrued Income           SEK       1 005 572
 3      Other Short Term Receivables                  SEK         291 146
 4      Valuation Key                                 SEK       2 000 000
 5      Hallmark                                      SEK      16 000 000
 6      Video and TV Scandinavia                      SEK       2 108 550
 7      Movie Rights                                  SEK      14 764 750

 Comments

 Prepaid Expenses and Accrued Income

     The whole amount is income from the two distributors Svenska Kimon AB and Norska Kimon A/S.

 Other Short Term Receivables

     This amount is mostly a net amount on claims and debts to Kimon Inc., Norska Kimon A/S, Svenska Kimon AB and Stockwood AB, which all are related. The only "outside" claim is a small VAT claim for SEK 6 438.

 Copyright to Valuation Key

     This is a system to access a value on film rights based upon several variables.

 Hallmark Entertainment

 See enclosed contract.

 Film Rights

     Number six and seven are combined in the enclosed list of Kimon Mediaright Film Library.

                                   EXHIBIT "B"

                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         This Agreement is dated this 14th day of July, 1998 and is by and between Odyssey Pictures Corporation, a ___________ corporation, (the "issuer") and KimonMediaright Kommanditbolag a Swedish limited partnership (the "purchaser") and assigns, and is hereinafter referred to as the "Agreement."

                                        I

                                    RECITALS

         A. Purchaser has acquired 4,500,000 shares of preferred stock of issuer upon the terms and conditions of the Purchase and Sale Agreement to which this Agreement is an exhibit.

         B. This Agreement provides for purchaser to be granted registration rights of the Registrable Securities on the terms and conditions as provided below.

         C. This Agreement is supported by good and valuable consideration, the receipt and sufficiency of which is acknowledged by issuer.

                                       II

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meaning:

                  "Act" means the Securities Act of 1933, as amended.

                  "Affiliate" means an "affiliate" as that term is used in Rule 405 under the act.

                  "Holder"   means  the   purchaser   and  any  other  owner  of
Registrable Securities by transfer or assignment for purchaser or another holder.

                  "Registrable Securities" means the issuer's shares and any additional shares that the purchaser or assignee of purchaser may be entitled to under any separate agreement with the issuer. This term does not include securities which are freely sold to the public in the United States without registration under the Act (including Rule 144(k) securities).

                  "SEC" means the Securities and Exchange Commission.

                                       III

                             REGISTRATION AGREEMENT


         1. Piggy-Back Registration. After conversion of the preferred shares in Issuer by purchaser, if, at any time, and prior to sixty months thereafter, issuer proposes to file a registration statement under the Act with respect to any class of security (other than within a Form S-4 or S-8 or any form substituting therefor, or any exchange offer or offer strictly to the issuer's existing security holders, or securities issued pursuant to option plans of officers and directors or employees of the issuer) then the issuer shall give written notice of such proposed filing to the Holder(s) at least thirty days before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such Registrable Securities as such Holder may request (the "Piggy-Back Registration"). The issuer, if requested by the Holder(s) shall use its best efforts to cause the underwriters to permit Holders to participate therein on the same terms and conditions as any other selling holder or the issuer, and anything less than that shall only be upon written notice and substantial justification as supplied by the managing underwriter on a timely basis to Holder(s).

         2. Hold Back Agreements. Holder(s) agree, in the case of an underwritten public offering of issuer, and to the extent not in violation of any law, not to sell any Registrable Securities during the period of time five days before until twenty days after the effective date of any such underwritten public offering of the issuer, unless such sale is pre-approved in writing by the issuer. The issuer similarly agrees not to sell or distribute any of its securities in any offering other than the underwritten public offering of the issuer as aforesaid during the same period of time (five days before to twenty days after), except for sales under Forms S-4 and S-8. Issuer, upon a showing of good and just cause, shall have the right to withdraw any registration initiated by issuer under this agreement prior to the effective date of such registration statement.

         3. Equal Treatment. With respect to any registration statement filed pursuant to this Agreement, the Holder(s) in no event shall be treated differently than any other selling security holders in connection with any requirement by an underwriter and/or the issuer.

         4. Legend. The certificates of the Registrable Securities shall contain a legend notifying the holder that rights to sell the security are restricted by this Agreement and state where a copy of this Agreement may be inspected or obtained.

         5. Registration Procedures. Upon commencement of a registration of securities subject to this agreement, the issuer shall use its best efforts to cause the registration to become effective as quickly as is practical. The issuer shall furnish Holder(s) copies of all registration statements, prospectus', amendments and exhibits as filed with the SEC, as well as with any state jurisdiction. The issuer will use its best efforts to "Blue Sky" the Registrable Securities in such jurisdictions as the Holder(s) reasonably request(s) and to be approved by any other authority reasonably necessary under the circumstances. The issuer shall immediately notify Holder(s) of the delivery of any prospectus related to the Registrable Securities, and the happening or omitting of any material event or fact that would make any representation in the prospectus or any registration statement false or misleading in a material way. The issuer covenants and agrees to immediately amend any such prospectus or registration statement to make the statements therein comply with all applicable law. The issuer covenants and agrees to enter into or take such actions as are usual and accustomed in the facilitation of the disposition of the Registrable Securities. The issuer shall make available for inspection, upon reasonable advance notice and during regular business hours, to any Holder(s) or qualified representative thereof, any information and material contained or alluded to within any prospectus or registration statement regarding the Registrable Securities. The issuer will use its best efforts to obtain opinions of counsel and accountants normally associated with a public registration of securities of this nature and otherwise use its best efforts to comply with applicable law and regulations regarding the sale of securities under the Act. The issuer may require Holder(s) to supply information as is reasonably and normally necessary to effectuate the registration and sale of the Registrable Securities. The Holder(s) agrees to comply with all applicable laws and regulations in the transfer of the Registrable Securities.

         6. Registration Expenses. Any and all expenses of the issuer in complying with the terms of this Agreement shall be borne exclusively by the issuer. All underwriting discounts, selling commissions and fees of Holder(s)' counsel shall be borne by Holder(s).

         7. Survival of Warranties and Representations: The parties hereto agree that all warranties and representations of the parties survive the closing of this transaction.

         8. Indemnification: Any party, when an offending party, agrees to indemnify and hold harmless the other non-offending parties from any claim of damage of any party or non-party arising out of any act or omission of the offending party arising from this Agreement.

         9. Notices: All notices required or permitted hereunder shall be in writing and shall be deemed given and received when delivered in person or sent by confirmed facsimile, or ten (10) business days after being deposited in the United States mail, postage prepaid, return receipt requested, addressed to the applicable party as the address as follows:

Issuer: Odyssey Pictures Corporation, 1601 Elm Street, Suite 4000, Dallas, Texas 75201

With a copy to:  Howard J. Kerker, Esq., 600 Madison Ave., 22nd Floor,
                 New York, NY  10022
--------------

Purchaser:  KimonMediaright Kommanditbolag, Danderyd Campus, Morby Centrum,
            182 31 Danderyd, Sweden

With a copy to:  Peter J. Wilke, Esq., 11835 W. Olympic Blvd., Suite 1090,
                 Los Angeles, CA  90064
--------------

         10. Breach: In the event of a breach of this Agreement, ten (10) days written notice (from the date of receipt of the notice) shall be given. Upon notice so given, if the breach is not so corrected, the non-breaching party may take appropriate legal action per the terms of this Agreement.

         11. Assignment: This Agreement is assignable by purchaser.

         12. Amendment: This Agreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties. All attachments hereto are deemed to be a part hereof.

         13. Interpretation: This Agreement shall be interpreted as if jointly drafted by the parties. It shall be governed by the laws of the State of Nevada and the United States applicable to contracts made to be performed entirely therein.

         14. Enforcement: If a lawsuit is filed to enforce or interpret the terms of this Agreement, the United States District located in Los Vegas, Nevada shall have jurisdiction and be the proper place of venue. The prevailing party in any such lawsuit shall be entitled to its reasonable attorney's fee and costs. Any judgment of said court shall be enforceable any where in the world. If a portion of this Agreement is declared invalid or void by competent court order, the remainder of this Agreement shall remain in force to greatest degree practical.

         15. Counterparts: This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be considered as valid and binding as original signatures.




IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

                                                 ISSUER:

                                                 Odyssey Pictures Corporation


                                                 ---------------------------
                                                 Its President
ATTEST:

-------------------------
Its Secretary




                                       PURCHASER:

                                       KimonMediaright Kommanditbolag
                                       ________________________, General Partner


                                       --------------------------
                                       __________________ of the General Partner

ATTEST:


-------------------------
its:______________________

 Exhibit C

                        Management and Service Agreement

 This Agreement is made the 14th day of June 1998

 Between

     Svenska Klmon Forsaljnings AB, a company organized and existing under the laws of Sweden and having its registered office at Danderyd Campus, Morby centrum, 18231 Danderyd, Sweden (hereinafter referred to as "Kimon").

 And

     Odyssey Pictures Corporation, a company organized and existing under the laws of Sweden and having its registered office at 1875 Century Park East, Suite 2130, Los Angeles, California 90067 (hereinafter referred to as "Odyssey")

 And

 Tore Jorkjend.

 Whereas:

oOdyssey has a continuing need for advice and assistance in the areas of general and financial management.

oKimon is staffed with experienced personnel who is able to provide those services to Odyssey by drawing on its own resources as well as on those available from other companies in the organization or from third parties.

oKimon is willing to render to Odyssey and Odyssey desires to use such services.

 PREAMBLE

 Business Plan Kimon

 1.  Overview of the Kimon Organization.

     This business plan describes the operations and development of the present sales activities of the Kimon organization.

     It is assumed that Stockholm wills b e the head office for the Nordic operations, but also for any future development of the sales to the video- and TV markets.

     The organization of the operative office in Stockholm will be depending and relying on the decisions made by the Group Management Team (GMT), but initially a sales manager and a general administrative assistant will be sufficient.

     Tore Jorkjend of Kimon Norge AS has a separate Agreement that concerns the Hallmark Agreement and will be responsible to develop the Hallmark Agreement as expressed below.

     The most important issue for the newly combined post acquisition group (The Odyssey Group) is how to conduct the management tasks and the follow up of the operative units. The GMT will consist of people from both organizations. The GMT should meet quarterly. The main tasks could be to:

 a)  set the goals for the local companies
 b) Evaluate, discuss and approve the business plans of the local sales companies
 c)  Identify new business, new markets and new products for the Group.
 d)  Support and act as speaking partner for the local management
 e)  Receive all reports from the operative units

     A third party as described in this Agreement will perform the actual sales work. All sales figures are identified as royalty income for Odyssey, The costs for achieving these sales figures will be expressed below. The charge will be calculated separately for the Hallmark films due to the separate Agreement concerning these films.

     The net profit for Odyssey will consequently be computed as the Net Royalty Income after the Charged Costs and the Hallmark Fee, expressed and accepted in this Agreement.

 2. Goals

     Preliminary goals for the sales organization in Stockholm can be divided between the video market, (rental, sell through and profit split), and the TV-markets.

     Initially the key markets will be the Scandinavian, but as son as this market has been secured and established, a wider European perspective must be discussed in the GMT for both video and TV.

 Profon-na Royalty Income, in thousands of US dollars as presented by Kimon

 Video Markets

 Year               1999        2000        2001         2002         2003
 Hallmark            810        1.100       1.100        1.100        1.100
 TV/Video Scand.     100          150         250          350          500
 Klmon Library       512          291         291          291          291
 Total             1.422        1.541       1.641        1.741        1.891


 Proforma Costs

 Year               1999        2000        2001         2002         2003
 Hallmark            100         140         140          140          140
 Other               250         300         300          300          300
 Total               350         440         440          440          440

     Now therefore, in consideration of the Premises and mutual covenants hereinafter contained, the parties mutually agrees as follows.

 1. Engagement of Kimon

     Odyssey hereby engages Kimon to render services in the areas specified below throughout the term of this Agreement.

     Odyssey hereby asks Kimon to perform these services on a continuing basis without any further specific request.

 11. Services

     During the term of this Agreement, subject to the terms and conditions stated herein, Kimon will provide services in the interest of Odyssey, which specifically are compromised of

 Managerial

 In the Markets defined as Kimon's;

a) advice and assistance in the production of Odyssey's business plans and ongoing support in the implementation of such plans

b) advice and assistance in the preparation of marketing concepts and the carrying out of marketing development projects

c) advice and assistance in the conducting of market research and analysis;

 Sales

a) Tore Jorkjend shall together with the Odyssey jointly choose the minimum yearly amount of 25 films from Hallmark

b) development of sales operations in the Markets defined as Kimon's in order to reach the Goals defined in the Preamble hereabove.

c) recruit and be responsible for the resources necessary to reach the volumes defined in the Business Plan

d) develop inventory, sales and reporting systems for all necessary tracking and account of all operations and sales activity to be delivered to odyssey on monthly basis.

 Other Services

     Both parties are free to negotiate to include other services appropriate for the Kimon organization

 111. Fees

 In consideration of the services to be rendered by Kimon under this Agreement, Odyssey agrees and undertakes to pay a service fee to Kimon.

 The amount of service fee is determined in accordance with the provisions set below.

 The fee Kimon charges is based on the costs specified in the Preamble hereabove.

     The fee for the Hallmark sales are related to the total Royalty Income. Up to 4 million SEK in Royalty Income per twelve months starting July 1, 1998, the fee is 10% on the Gross Royalty Income. If the total Royalty Income for the Hallmark films exceeds 4 million SEK per twelve month period starting July 1, 1998, the fee will be 15% of the additional Royalty Income.

 The fee covering the other services will be equal to the costs incurred.

 M Payment

     Kimon will bill Odyssey for the services provided or performed pursuant to this Agreement on a monthly basis, or at such other frequency as the parties may agree on. Payments will be made within the first thirty (30) days following receipt by Odyssey of the monthly bill.

     Kimon agrees to keep and preserve accurate records of all its transactions relating to the services rendered pursuant to this Agreement, such records to be open to inspection at all reasonable times by Odyssey or persons authorized by Odyssey.

     In the event of any objection by Odyssey, the matters, which are subject to objection, will be referred to the CPA of Odyssey for resolution, which resolution will be final and binding on the parties.

 V. Records and documentation of costs.

     Kimon shall establish a costing system that confirms to the requirements of an acceptable cost accounting method. In particular Kimon shall, keep true and accurate books and records in such detail as is necessary to identify the cost related to rendering the services specified under section IV above.

     All  books  and  records   shall  be  audited   annually  by  a  recognized
international independent Certified Public Accountant.

 V1. Warranty

     Under this Agreement, the liability of Kimon for a material breach of the terms of this Agreement shall be limited to cases where the other party may prove gross negligence or wrongful intent on the part of Kimon or of any of its employees, provided, however, that in no event Kimon shall be held liable for any consequential damages or for any loss of profits suffered by Odyssey or by any third party, and provided further that the amount of damages claimed in respect of all breaches of contract that may occur during one calendar year in regard to Odyssey owes to Kimon for the year during which Odyssey owes to Kimon for the year during which the breach of contract has occurred.

     Kimon's liability for torts committed by Kimon or its employees shall be limited to cases where Odyssey is able to prove that Kimon or one or more of its employees have acted with wrongful intent or gross negligence. Kimon's liability for torts committed by outside parties which have not entered into a service Agreement with Klmon and which Kimon has engaged to help to render the services shall be limited to that amount of damages that Kimon can recover from the outside party.

 VII Term and termination

     This Agreement shall be effective as from 14th of July 1998 and will continue in effect until Mh of June 2002, and thereafter for successive periods of one year until either party gives written notice to the other, not later than June of any year, that the Agreement will not continue beyond 30th of June, next following the giving of the notice. Except for any obligation to pay any fixed sum of money, which may have accrued, and be due and payable under this Agreement at the time of termination, upon the termination of this Agreement all obligations of either party to the other will terminate.

 VIII. Assignment

     No right of Kimon may be assigned, and no duty of Kimon may be delegated, to any person or entity without the prior written consent of Odyssey.

 IX. Partial invalidity

     ft is intended that this Agreement will not violate any valid applicable law of any country, -whether national or local. Therefore, if any term or provision of this Agreement, or its application to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or its application to any person or circumstance other than those as to whom or as to which is invalid or unenforceable, will not be affected, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

 X. Notice

     Any notice under this Agreement will be deemed duly given and any instrument will be deemed duly delivered, as to Kimon, when mailed postage prepaid, addressed to it at the following addresses:

 Svenska Kimon Forsaljnings AB, Danderyd Campus, M6rby centrum, S- 182 31 Danderyd, Sweden and, as to Odyssey, when mailed postage prepaid, addressed to it at the following addresses:

 Odyssey Pictures Corporation, 1601 Elm Street, Suite 4000. Dallas. Texas 75201, USA

 or, as to either party, at such address as that party may specify from time to time by written notice to the other party in accordance with these provisions. These provisions will not prevent the giving of any notice or the making of any payment in any other valid manner.

 XI. Waiver

 This Agreement constitutes the entire understanding existing between the parties with respect to the subject matter dealt with in this Agreement. No term or provision in this Agreement may be waived, modified or altered except by an instrument in writing properly executed by the parties.

 XII. Law

 This Agreement will be governed by, and construed in accordance with, the laws of California, USA.

 The parties have caused this Agreement to be executed in duplicate and sealed by their duly authorized representatives.

 Odyssey Pictures Corporation             Svenska Kimon Forsaljnings AB

 /s/Tore Jorkjend                         /s/ Svenska Kimon Forsaljnings AB
-----------------                         ---------------------------------